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                                EXHIBIT 2.02

                             AMENDMENTS TO THE
                         ARTICLES OF INCORPORATION






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Registry No.
079637-88
------------

                           ARTICLES OF AMENDMENT
                           ---------------------
                              By Shareholders
                                     of

                            WESTAQ Network, Inc.
                            --------------------

Article 1.  Is amended to read as follows:

                                 ARTICLE 1.
                                -----------
                               Corporate Name
                              ---------------

     The name of the corporation is Net:X America Inc.

Article 5. Is amended to read as follows:

                                 ARTICLE 5.
                                 ----------
                          Authorized Capital Stock
                         -------------------------

     The aggregate number of shares which the corporation shall have authority to issue shall be 200,000,000 shares with $0.001 par value.

The above amendments were adopted on June 17, 1996.

Shareholder action was required to adopt the amendments. The vote was as follows:

Class or          Number of          Number of votes   Number of        Number of
series            shares             entitle to        votes cast       votes cast
of shares         outstanding        be cast           for              against
--------------    ---------------    ----------------  ---------------- ------------
 Common            1,200,000          1,200,000         1,200,000        0

Execution: /s/ Leslie A. Freres    Leslie Freres            Secretary
          ---------------------    Printed name             Title
          Signature

Person to contact about this filing:    James Durward, President
                                        ------------------------
Daytime phone number: 403-543-3570
                      -------------

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                              AMENDMENT TO THE

                       ARTICLES OF INCORPORATION OF

                             NET:X AMERICA INC.

     Net:X America Inc, a corporation organized under the laws of the State of Oregon, June 22, 1987, here by approves a reverse split of the issued and outstanding common shares of the Company and adopts the following

Articles of Amendment to its Articles of Incorporation pursuant to the provisions of Oregon Revised Statutes Section 60.431 et seq. And 60.341

which allows the Board of Directors to take action without a meeting upon unanimous written consent of the Directors.  Shareholder action for the adoption of the reverse split was not required.


                                     I

               Reverse Split of Issued and Outstanding Shares
              -----------------------------------------------

     The Board of Directors voted and approved a one for five reverse split of the issued and outstanding common shares of the Company.  Prior to the reverse split, there were 3,118,037 shares issued and outstanding in the

Company and following the reverse split there will be 623,608 common shares issued and outstanding.


                                     II

          The Articles of Incorporation shall provide as follows:


                                 ARTICLE IV


                          AUTHORIZED CAPITAL STOCK


     The authorized shares of common stock shall be 200,000,000, $.001 par value common voting shares.


     The date of the adoption of the foregoing actions by the Board of

Directors was April 8, 1998.

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DATED this 14th day of April 1998


                         NET:X AMERICA INC.


                         By /s/ Gordon H. Rix
                         --------------------------
                           Gordon H. Rix
                           President








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